EX-5

                      SPECIMEN STOCK CERTIFICATE

        SHARES                                             SHARES

                             INTERNET BUSINESS'S
                              INTERNATIONAL, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA
         349,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE

THIS CERTIFIES THAT

IS THE OWNER OF

             FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                    INTERNET BUSINESS'S INTERNATIONAL, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation. This Certificate is not valid unless countersigned by the Transfer Agent.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/ Louis Cherry         [Corporation Seal of                 /s/ Albert Reda
   President        Internet Business's International, Inc.       President

Countersigned:
PACIFIC STOCK TRANSFER COMPANY
P.O. Box 93385
Las Vegas, NV 89193


By: /s/  Shelley Godfrey
Authorized Signature